SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14 (a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. )


Filed by the Registrant { X }
Filed by the Party other than the Registrant { }

Check the appropriate box:

{ X }  Preliminary Proxy Statement
{ X } Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
{   }  Definitive Proxy Statement
{   }  Definitive Additional Materials
{   }  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                 MATEC CORPORATION
        ---------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)


        ---------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{ X }   No fee required.

{   }   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
        and 0-11.

               1) Title of each class of securities to which transaction applies:

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               2) Aggregate number of securities to which transaction applies:

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               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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               4)     Proposed maximum aggregate value of transaction:

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               5)     Total fee paid:

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        {   }  Fee paid previously with preliminary materials.

        {   }  Check  box if any  part of the fee is  offset  as  provided  by
               Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
             (AS PERMITTED BY RULE 14A-6(E)(2))




                     MATEC CORPORATION
                  (A DELAWARE CORPORATION)

                         __________

NOTICE OF SPECIAL IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

                        MAY 28, 1998

                         __________



TO THE STOCKHOLDERS OF
MATEC CORPORATION


          The Special In Lieu Of Annual Meeting of
Stockholders of MATEC Corporation will be held at the offices of the Company, 75 South Street, Hopkinton,
Massachusetts 01748, on May 28, 1998, at 10:00 A.M. to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement.

          (1)     The election of six directors; and

          (2)     Consideration and vote upon a proposal
                  to reincorporate the Company in Maryland.

          (3)     Such other matters as may properly
                  come before the meeting.

          The Board of Directors has fixed April 17, 1998, at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at the offices of the Company, 75 South Street, Hopkinton, Massachusetts 01747.
Stockholders may make arrangements for such inspection by contacting the Secretary of MATEC Corporation, 75 South
Street, Hopkinton, Massachusetts 01748. The stock transfer books of the Company will not be closed.

          WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE
FILL IN, SIGN AND MAIL THE ENCLOSED PROXY, WHICH IS
SOLICITED BY THE BOARD OF DIRECTORS.  THE PROXY IS
REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN THE
EVENT YOU ATTEND THE MEETING.

                    BY ORDER OF THE BOARD OF DIRECTORS



                         JOHN J. MCARDLE III
                                   Secretary


April   , 1998


          REQUESTS FOR ADDITIONAL COPIES OF THE PROXY
MATERIAL SHOULD BE ADDRESSED TO SECRETARY, MATEC
CORPORATION, 75 SOUTH STREET, HOPKINTON, MASSACHUSETTS
01748.

        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
             (AS PERMITTED BY RULE 14A-6(E)(2))


                     MATEC CORPORATION

                      75 SOUTH STREET
              HOPKINTON, MASSACHUSETTS  01748

                        ____________

                      PROXY STATEMENT
                        ____________

                     SPECIAL IN LIEU OF
               ANNUAL MEETING OF STOCKHOLDERS
                        MAY 28, 1998
                        ____________


          The enclosed Proxy is solicited by the Board of Directors of MATEC Corporation (the "Company") in connection with the Annual Meeting of Stockholders to be held on May 28, 1998. The Board of Directors has fixed
April __, 1998, at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting. Any Proxy received by the Board of Directors may be revoked, either in writing or in person, by the record holder of the shares covered thereby, if such revocation is received by the Company at any time prior to said Proxy being exercised. It is anticipated that this Proxy Statement and the enclosed Notice and Proxy first will be mailed to stockholders of record on or about April
___, 1998.

          All Proxies will be voted in accordance with the instructions contained therein and if no choice is specified will be voted in favor of the election as directors of the persons named herein and for approval of the proposal to reincorporate the Company in Maryland. The
Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any such nominee should prior to the election become unable to serve as a director, the Proxy will be voted for such substitute nominee, if any, as the Board of Directors shall propose.

          A stockholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matter. Similarly, in the event a nominee holding shares for beneficial owners votes on certain matters pursuant to discretionary authority or instructions from beneficial owners, but with respect to one or more other matters does not receive instructions from beneficial owners and does not exercise discretionary authority (a so-called "non-vote"), the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such other matters. Thus, on the vote for the proposal to elect directors, where the outcome depends on the votes cast, abstentions and non-votes will have no effect.

          The proposal to reincorporate in Maryland requires the approval of a majority of the shares of Common
Stock present and entitled to vote on such proposal.
Abstentions as to such proposals will have the same effect as votes against such proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposals.

          The Annual Report to Stockholders of the
Corporation, including financial statements for the year ended December 31, 1997, is enclosed herewith.

                  COMMON STOCK OWNERSHIP OF
          CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          All the voting power of the Corporation is vested in its Common Stock. As of the close of business on April
__, 1998, 2,733,651 shares of Common Stock, par value $.05 per share (exclusive of 1,070,594 shares held by the Corporation as treasury shares) were outstanding. Each share of Common Stock (other than the treasury shares) is entitled to one vote. It is not presently anticipated that the number of issued and outstanding shares of Common Stock will significantly change between April ___, 1998 and the record date.

          Set forth in the table below is information concerning the ownership as of April __, 1998 of the Common
Stock of the Corporation by persons who, to the knowledge of the Board of Directors, own more than 5% of the outstanding shares of Common Stock of the Corporation. The table also shows information concerning beneficial ownership by all other directors, by each nominee for director, by each of the executive officers of the Corporation and by all directors and executive officers as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares beneficially owned.


Name and Address           Amount Beneficially    Percentage
of Beneficial Owner        Owned                  of Class
-------------------        -------------------    ----------

Dimensional Fund              149,000(1)             5.5%
  Advisors Inc.
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

John J. McArdle III           187,962(2)(3)          6.9%
MetroWest Bank
15 Park Street
Framingham, MA  01701

Mary R. and                   207,400                7.6%
  Emile Vaccari
508 40th Street
Union City, NJ  07087

Robert W. Valpey              204,403(2)(4)          7.5%
Route 25
Box 249
Center Harbor, NH  03226

Ted Valpey,Jr.                747,435(5)            27.3%
P.O. Box 4100
Portsmouth, NH  03801

Other Directors and
Executive Officers
-------------------

Eli Fleisher                   87,000(6)                     3.2%
Robert B. Gill                121,300(7)                     4.4%
Lawrence Holsborg             114,267                        4.2%
Robert W. Muir, Jr.             8,000                less than 1%
Joseph W. Tiberio              25,000                less than 1%
Michael J. Kroll               15,300(8)(9)          less than 1%

Directors and Executive     1,306,264(2)(3)(5)-(9)          47.8%
  Officers as a Group
  (consisting of
  8 individuals)
______________________________

(1) Dimensional Fund Advisors Inc., a registered investment advisor, is deemed to have beneficial ownership of 149,000 shares of Common Stock of the Corporation as of December 31, 1997, all of which shares are held in portfolios of DFA Investment
Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment
Trust Company, a Delaware business trust, or the DFA
Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc.
serves as investment manager.  Dimensional Fund
Advisors Inc. disclaims beneficial ownership of all such shares.

(2)  Includes 100,000 shares, as to which each of Mr.
Robert Valpey and Mr. McArdle disclaims beneficial ownership, held by a trust of which each is one of two trustees.

(3) Includes 25,750 shares owned by Mr. McArdle's wife as to which he disclaims beneficial ownership.

(4) Includes 2,900 shares owned by Mr. Robert Valpey's wife as to which he disclaims beneficial ownership and 1,000 shares jointly owned by Mr. Valpey's wife.

(5) 300,000 of such shares are pledged as collateral to a bank to secure certain indebtedness of Mr. Ted Valpey, Jr.

(6) Includes 1,500 shares owned by Mr. Fleisher's wife as to which he disclaims beneficial ownership.

(7) Includes 64,300 shares jointly owned by Mr. Gill's wife and deposited as collateral by Mr. & Mrs. Gill in a joint margin account maintained by them with a registered broker-dealer.

(8) Includes 8,700 shares jointly owned by Mr. Kroll's wife.

(9) Includes 1,500 shares issuable upon exercise of currently exercisable stock options.


(1) ELECTION OF DIRECTORS


NOMINEES

          The Board of Directors has amended the By-Laws of the Corporation, effective the date of the 1998 Special In
Lieu of Annual Meeting to decrease the number of directors from seven to six. Six directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified.
Directors are elected by a plurality of the votes cast.

          The following table sets forth certain
information furnished to the Corporation regarding the persons who are nominees for election as directors of the
Corporation:


                                                     Year
                                                     First
                              Principal Occupation   Elected
Name of Nominee               for Past Five Years    Director   Age
---------------               --------------------   --------   ---

Eli Fleisher(d)               Investor since           1977      70
                                prior to 1993.

Lawrence Holsborg(b)(c)(d)    Investor since           1986      64
                                prior to 1993.

John J. McArdle III(a)(b)(c)  Employee of Prime        1992      48
                                Capital Group
                                (financial
                                consultants) since
                                prior to 1993;
                                President of RSC
                                Realty Corporation (a
                                subsidiary of the
                                Corporation) since
                                prior to 1993 and
                                Secretary of the
                                Corporation since
                                prior to 1993;
                                President and Chief
                                Executive Officer of
                                MetroWest Bank since
                                January 1993.

Robert W. Muir, Jr.(a)(d)     [Vice President Corporate     1996    49
                                Development, Thomas &
                                Betts Electrical
                                Supply] CEO and
                                President of
                                Diamond Communication
                                Products Inc.
                                (manufacturer of
                                poleline hardware)
                                from prior to 1993 to
                                1997.

Joseph W. Tiberio(a)(b)       President, Century            1986    76
                                Manufacturing Co.,
                                Inc. (metal stamping)
                                since prior to 1993;
                                President Ty-Wood
                                Corporation (metal
                                fabrication) since
                                prior to 1993.

Ted Valpey, Jr. (a)(c)        Investor; Chairman of         1980    65
                                the Corporation since
                                prior to 1992 and
                                Chief Executive
                                Officer of the
                                Corporation from prior
                                to 1993 to December
                                21, 1993 and since
                                April 28, 1997.

______________________

(a)	Member of the Executive Committee
(b)	Member of the Audit Committee
(c)	Member of the Nominating Committee
(d)	Member of the Stock Option-Compensation
	Committee.

          Each of the above nominees was elected a director at the last Annual Meeting of Stockholders and has served continuously since the year he was first elected.

          Mr. Robert B. Gill, a director who is not standing for reelection is a member of the Executive
Committee.

          The Board of Directors held six meetings during the last fiscal year. During the last fiscal year Robert
B. Gill attended less than 75% of the meetings of the Board of Directors and committees of which he is a member.

          The Stock Option-Compensation Committee of the
Board of Directors recommends to the Board of Directors the Compensation for the Chairman and the Chief Executive
Officer ("CEO"), approves the compensation recommendations of the CEO for corporate and executive officers, and subsidiary presidents and controllers, administers and approves option grants pursuant to the Corporation's 1992
Stock Option Plan, and approves the Corporation's contributions and 401(k) match under the Corporation's profit sharing 401(k) plan. The Stock Option-Compensation
Committee held three meetings during 1997.

          The Nominating Committee of the Board of
Directors performs such functions as the selection and
recommendation to the Board of Directors of potential
candidates for nomination as directors.   The Nominating
committee held one meeting during 1997.   In recommending
to the Board the nominees for election as directors, the Committee will consider stockholders' recommendations for director sent to the Nominating Committee, c/o Secretary, MATEC Corporation, 75 South Street, Hopkinton,
Massachusetts 01748. Stockholders must submit the names of potential future nominees in writing with a statement of their qualifications and an indication of the potential nominee's willingness to serve as a director if nominated and elected.

          The Executive Committee of the Board of Directors is authorized to exercise all of the authority of the Board of Directors except that which by law cannot be delegated by the Board of Directors. The Executive Committee did not meet during 1997.

          The Audit Committee of the Board of Directors performs the customary functions of such a committee including recommendation to the directors of the engagement of independent auditors, the review of the plan and results of the yearly audit by the independent auditors, the review of the Corporation's system of internal controls and procedures and the investigation, where necessary, into matters relating to the audit functions. The Audit
Committee held two meetings during 1997.

          Except as set forth below none of the directors or nominees is a director of any company (other than the Corporation) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company
Act of 1940.


               Name of
               Director               Director of
               --------               -----------

               John J. McArdle III    MetroWest Bank
               Ted Valpey, Jr.        MetroWest Bank


DIRECTORS COMPENSATION

          Each outside director is paid an annual
director's fee of $1,000 plus $500 for each meeting of the Board of Directors attended. Each outside director who is a member of a Committee is paid $500 for each Committee meeting attended and not held on the same day as a meeting of the Board of Directors. For Committee meetings held on the same day as meetings of the Board of Directors, each outside director is paid for attendance at the rate of $250 per Committee meeting.

                    EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION

          The Summary Compensation Table below sets forth compensation information for each of the Corporation's last three fiscal years for the CEO and the other executive officers whose total annual salary for such fiscal year exceeded $100,000.


                           SUMMARY COMPENSATION TABLE



                                               Long Term
                  Annual Compensation(1)(2)    Compensation
                  -------------------------    ------------

                                               Awards
                                               ------

                                               Securities
Name and                                       Underlying
Principal                                      Options/   All Other
Position            Year    Salary	   Bonus    SAR's(#)   Compensation(3)
---------           ----    ------    -----    ---------- ---------------

Ted Valpey, Jr. 	1997    $80,000   25,000       --          2,531
(CEO and
President since
April 28, 1997,
and Chairman)

Robert B. Gill      1997    199,647      --        --       3,989
(CEO and            1996    200,000      --        --       4,500
President until     1995    200,000   25,000       --       4,500
April 28, 1997)

Michael J. Kroll    1997    111,500   15,000       --       3,741
(Vice President     1996    111,500      --        --       3,532
and Treasurer)      1995    111,500      --        --       3,532

_____________________________

(1)	For 1996 and 1995 the Corporation maintained a
Management Incentive Plan (the "Incentive Plan") which provides cash payments to key managers of the Corporation based on the achievement of defined profit objectives by various operating units and other transaction and performance-oriented goals. The
Corporation paid no amounts to any of the named officers pursuant to the Incentive Plan in 1996 or 1995.

(2)	The above table does not include any amounts for
personal benefits because, in any individual case, such amounts do not exceed the lesser of $50,000 or 10% of such individual's cash compensation.

(3)	Represents amounts allocated under the Corporation's
Profit Sharing and Savings Plan.

(4)	Mr. Valpey was elected CEO on April 28, 199.  The
amounts set forth in the table with respect to 1997 includes all amounts paid to Mr. Valpey as compensation in 1997. The Corporation reimburses Mr.
Valpey at the rate of $4,000 per month for office, secretarial and other business expenses.

(5)	Mr. Gill ceased to be CEO on April 28, 1997.  The
amounts set forth in the table with respect to 1997 include all amounts paid to Mr. Gill as compensation in 1997. See "CERTAIN TRANSACTIONS".

OPTION TABLE

          The following table sets forth the fiscal year-end option values with respect to the named officers. No stock options were exercised by or granted to the named officers during 1997.

                               December 31, 1997
                               -----------------
                                Option Values(1)
                                -------------


                    Number of Securities       Values of Unexercised
                   Underlying Unexercised     In-the-Money Options at
                     Options at 12/31/97  	         12/31/97(1)
                   ----------------------     -----------------------

                  	   Exercisable Unexercisable  Exercisable Unexercisable
                      ----------- -------------  ----------- -------------

Ted Valpey, Jr.        --          --             --           --

Robert B. Gill         --          --             --           --

Michael J. Kroll     1,500       1,000          $ -0-          -0-



____________________

 (1)	The fair market value of the Corporation's Common
Stock at December 31, 1997 was $4.125 per share. The exercise price of all exercisable and unexercisable options to purchase shares held by Mr. Kroll were equal to or in excess of such fair market value.


CERTAIN TRANSACTIONS

          Robert B. Gill, a director of the Corporation who is not standing for reelection ceased to be President and Chief Executive Officer of the Corporation on April 28,
1997. For the period April 28, 1997 until August 5, 1997 he was President of the Corporation's wholly owned subsidiary Bergen Cable Technologies, Inc. Pursuant to a
Separation Agreement between the Corporation and Mr. Gill,
Mr. Gill's employment by the Corporation terminated on August 5, 1997. In connection with such termination, the Corporation paid Mr. Gill $100,000 in six equal monthly installments. All such termination payments paid in 1997 are included in the Summary Compensation Table. In addition, the Corporation paid Mr. Gill $60,000 for cancellation of options to purchase 120,000 shares of Common Stock of the Corporation.

          On April 14, 1998, the Company sold substantially all the assets of its wholly owned subsidiary, Bergen Cable
Technologies, Inc. to a newly created corporation of which Robert W. Muir, Jr., a director of the Company, owns ___% of the outstanding capital stock. The purchase price received by the Company consisted of $7,500,000, a promissory note in the principal amount of $1,250,000, a 10% stock interest in the acquiring corporation and assumption of certain liabilities including trade payables.
Because of Mr. Muir's interest in the transaction the Company retained the firm of O'Conor Wright Wyman, Inc. to evaluate the fairness of the transaction to the stockholders of the Company from a financial point of view.
O'Conor Wright Wyman, Inc. gave their opinion that the consideration received was fair to the stockholders of the Company from a financial point of view. The transaction was unanimously approved by all directors of the Company except Mr. Muir who did not vote on approval of the transaction.


            EXECUTIVE COMPENSATION REPORT OF THE
            STOCK OPTION-COMPENSATION COMMITTEE

          The Stock-Option Compensation Committee (the
"Committee") of the Board of Directors consists of three non-employee directors, Eli Fleisher, Lawrence Holsborg and
Robert W. Muir, Jr.

          The Committee recommends to the Board of Directors the compensation for the Chairman, President and the CEO, approves the compensation recommendations of the Chairman, President and CEO for corporate and executive officers, and subsidiary presidents and controllers, administers and approves option grants pursuant to the Corporation's 1992 Stock Option Plan, and approves the
Corporation's contributions and 401(k) match under the Corporation's profit sharing 401(k) plan.


COMPENSATION POLICY FOR EXECUTIVE OFFICERS

          The Committee's policy is that the Corporation's executive officers should be paid a salary commensurate with their responsibilities, should receive short-term incentive compensation in the form of a bonus, and should receive long-term incentive compensation in the form of stock options.

          The policy with respect to salaries of the executive officer, other than the CEO, is that it should be in an amount recommended by the CEO, and the current salary is in the amount so recommended. The considerations entering into the determination by the CEO of the salary for the named executive which he recommended to the Committee in 1997 was his subjective evaluation of the ability and past performance of the executive and his judgment of his potential for enhancing the profitability of the Corporation. The CEO advised the Committee that, in his subjective judgment based on his experience and knowledge of the marketplace, such salary was reasonable and proper in light of the duties and responsibilities of the executive.

          On the recommendation of the Committee, the Board has adopted the Corporation's Management Incentive Plan
(the "Plan"). However, for 1997, the Committee recommended that Corporate Management, including the executive officers named in the Summary Compensation Table, not be eligible to participate in the Plan. The Committee did however recommend payment of bonuses aggregating $15,000 to Mr.
Kroll.

          The Committee's policy generally is to grant options to executives and other key employees under the Corporation's 1992 Stock Option Plan (the "Option Plan") and in amounts not exceeding the amounts recommended by the Chairman and the CEO. The recommendations of the Chairman and the CEO for option grants reflect their subjective judgment of the performance of employees and the potential benefit to the Corporation from the grant of this form of incentive compensation. In recommending option grants the Chairman, President and CEO, among other things, consider the amount and terms of options granted in the past. No options were granted under the Option Plan to executive officers in the 1997 fiscal year.

          Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and other named executive officer. Because of the range of compensation paid to its executive officers, the Committee has not established any policy regarding annual compensation to such executive officers in excess of $1,000,000.

COMPENSATION OF THE CEO IN 1997

          On April 28, 1997 Mr. Gill ceased to be CEO and
Mr. Valpey was elected CEO. At the time of his election by the Board of Directors, the Board determined to continue to pay Mr. Valpey $80,000 per annum, the amount he had been receiving as Chairman. In ________, 1998, the Board of
Directors approved a bonus of $25,000 for the increased responsibilities he assumed as President during 1997.


                                   Eli Fleisher
                                   Lawrence Holsborg
                                   Robert W. Muir, Jr.
                                     Stock Option-Compensation
                                      Committee


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Mr. Holsborg was President of Matec Fiberoptics
Inc., a subsidiary of the Corporation, prior to 1989.

                      PERFORMANCE GRAPH


          The graph below compares the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return of the American Stock Exchange
Index and a weighted index made up 40% of companies in the electronic components manufacturing business, 40% of companies in the fabricated metal products business and 20% of companies in the laboratory analytical instruments business, for the five years beginning December 31, 1992 and ending December 31, 1997 (assuming the investment of $100 on December 31, 1992, and the reinvestment of all dividends). The Corporation selected the weighted index because the companies included therein are engaged in operations similar to those of the Corporation's three segments with the percentages being approximately the same as the revenues of the segments are of total revenues during the period since December 31, 1992.

                 TOTAL SHAREHOLDER RETURNS










                          [Graph]










                               Base
                               Period
                               Dec.92  Dec.93  Dec.94  Dec.95  Dec.96  Dec.97
MATEC CORPORATION               100    110.71  128.57  114.29   96.43  117.86
AMERICAN STOCK EXCHANGE IND     100    119.52  108.63  137.32  146.10  171.48
WEIGHTED PEER INDEX             100    107.85  109.21  141.49  156.66  194.81

       (2) REINCORPORATION OF THE COMPANY IN MARYLAND
     AND RELATED CHANGES TO THE RIGHTS OF STOCKHOLDERS


GENERAL

The Board of Directors has unanimously approved a proposal (the "Reincorporation") to change the Company's state of incorporation from Delaware to Maryland. The
Reincorporation would be accomplished by merging the Company (the "Merger") into a newly formed Maryland subsidiary named [MATEC of Maryland, Inc.] (the "Maryland
Company"), pursuant to an Agreement of Merger and Recapitalization (the "Merger Agreement") substantially in the form attached as Exhibit A to this Proxy Statement.
The Maryland Company was incorporated in Maryland on __________________ 1998, specifically for purposes of the Reincorporation and has conducted no business and has no material assets or liabilities. In connection with the Merger, the Maryland Company will change its name to MATEC
Corporation.

The Maryland Company's principal executive offices will continue to be located at 75 South Street, Hopkinton, Massachusetts 01748. The Reincorporation will not result in any change in the Company's business, management, policies, assets or liabilities and will not result in any relocation of management or other employees. It will not result in any changes in ownership of the Common Stock of the Company ("Common Stock") except that holders of less than 100 shares will be cashed out, as described below.


PURPOSES OF THE REINCORPORATION

There are two purposes of the proposed
Reincorporation. First, in connection with it, approximately 1,700 Stockholders who each own less than 100 shares of the Common Stock, will cease to be Stockholders and will receive cash in lieu of fractional shares in the Maryland Company. At ____________, 1998, such stockholders owned an aggregate of 36,165 shares, representing 1.3% of the 2,733,651 shares outstanding. This will result in savings in administering stockholder accounts estimated at $______ per year. Second, the Company will be able to avoid Delaware's annual franchise tax which for the year ended December 31, 199_, totaled $_______. The Company anticipates having to pay the same amount in franchise taxes for future years if it continues as a Delaware corporation. As a Maryland corporation, the Company would not be subject to such annual taxes other than the property tax filing fee of $100, provided that Maryland does not alter its current laws.

In addition to cashing out its holders of less than 100 shares and avoiding the annual Delaware franchise tax, a number of changes will be effected as a result of the Reincorporation. Such changes are described below under the headings "Certain Consequences of the Merger" and "Comparison of Rights of Stockholders of the Company and Stockholders of the Maryland Company."

The Board of Directors estimates the aggregate costs to the Company of the Reincorporation to be approximately
$_______.

In the event this proposal is not adopted, the Company will continue to operate as a Delaware corporation, the Company will remain subject to Delaware's annual franchise tax and the holders of less than 100 shares will continue as Stockholders of the Company.


CONVERSION OF COMMON STOCK AND
CASH PAYMENT TO HOLDERS OF LESS
THAN 100 SHARES

In the Merger, each outstanding share of Common Stock of the Company will automatically be converted into 1/100th of a share of the Common Stock of the Maryland Company.
Holders of less than 100 shares will receive cash for their shares based on the market value of the Company's Common
Stock at the time of the Reincorporation.

THE SHARE OWNERSHIP OF HOLDERS OF 100 SHARES OR MORE
WILL NOT BE AFFECTED BY THE MERGER.  The reason is that one
hour after the effectiveness of the Merger, shares of the
Common Stock of the Maryland Corporation stock (the
"Maryland Common Stock") will be split 100 for 1, so that
each holder of 100 shares or more of the Company's Common
Stock will hold the same number of shares of the Maryland
Common Stock.  As to such holders, other than changes due
to the differences between Delaware and Maryland law and
certain differences between the charters of the Company and
the Maryland Company, there will be no changes in the
rights, preferences and privileges of holders of the Common
Stock as a result of the Reincorporation (see "Comparison
of Rights of Stockholders of the Company and Stockholders
of the Maryland Company").  The Maryland Common Stock will
be listed on the American Stock Exchange, Inc. (the "AMEX")
under the same symbol as the Company's Common Stock,
___________.


DESCRIPTION OF THE REINCORPORATION

EFFECTIVE TIME.  The Merger will take effect at 6:00
P.M. Eastern Time on ____________, 1998 (the "Effective
Time") or such later time as the Board of Directors may determine

At the Effective Time, the separate corporate existence of the Company will cease, and the Maryland
Company will possess all of the rights, property and assets of the Company and will assume all of its debts, liabilities and obligations.

EFFECT ON CAPITAL STOCK.

1.	Each stockholder who owns of record less than 100
shares of Common Stock immediately prior to the Effective
Time will have only the right to receive cash in lieu of receiving a fraction of a share, as hereinafter described.
The interest of each such stockholder in the Company will terminate, and each such stockholder will have no right to vote as a stockholder or share in the Company's assets, earnings or profits following the Reincorporation.

2.	Each stockholder who owns of record 100 or more
shares of Common Stock immediately prior to the Effective
Time will become stockholders of the Maryland Company owning 1/100th of the number of shares so owned in the Company. As of 7:00 p.m. Eastern Time on ___________,
1998, each such share and fractional share will be split
100 for 1 (the "Split").

ANY HOLDER OF RECORD OF LESS THAN 100 SHARES OF COMMON
STOCK WHO DESIRES TO RETAIN AN EQUITY INTEREST IN THE
COMPANY AFTER THE MERGER MAY DO SO BY PURCHASING, PRIOR TO
THE MERGER, A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK
SUCH THAT THE TOTAL NUMBER OF SHARES HELD OF RECORD IN HIS
NAME IS EQUAL TO AT LEAST 100.  ANY BENEFICIAL OWNER OF
LESS THAN 100 SHARES WHO IS NOT A HOLDER OF RECORD AND WHO
DESIRES TO HAVE HIS SHARES EXCHANGED FOR CASH SHOULD
INSTRUCT HIS BROKER TO TRANSFER HIS SHARES INTO HIS NAME IN
A TIMELY MANNER SUCH THAT SUCH BENEFICIAL OWNER WILL BE A
HOLDER OF RECORD AT THE EFFECTIVE TIME.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES. The average daily closing price per share of the Common Stock on the AMEX for the ten trading days immediately preceding the date on which the Merger takes effect is hereinafter called the "Purchase Price." Each stockholder who holds less than 100 shares of record at the Effective Time will receive, in lieu of fractional shares, cash in the amount of the Purchase Price multiplied by the number of shares of Common Stock held by such stockholder at the Effective Time
(the "Cash Out".) All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Cash Out.
The Company will pay no interest on cash sums due any such stockholder pursuant to the Cash Out.

As soon as practical after the Merger, the Company will mail a letter of transmittal to each such holder of less than 100 shares of Common Stock for use in transmitting stock certificates to the Company's Exchange
Agent. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Exchange Agent in exchange for such stockholder's cash payment. No cash payment will be made to any such stockholder until he has surrendered his outstanding certificate(s), together with the letter of transmittal, to the Exchange Agent. The Exchange Agent is State Street
Bank and Trust Company, P.O. Box 644, Mail Stop 45-02-64,
Boston, MA  02102-0644, Telephone No. 800-426-5523.

          After the Merger and until surrendered, each outstanding certificate held by a stockholder of record who held less than 100 shares at the close of business at the

Effective Time will represent only the right to receive the amount of cash to which the holder is entitled.

CONTINUING STOCKHOLDERS.  After the Merger and the
Split, stockholders who immediately prior to the Effective
Time owned 100 shares or more of the Common Stock of the Company will be stockholders of the Maryland Company owning the same number of shares until they acquire or dispose of shares. The stock will be identified by a new CUSIP number, which will appear on all certificates issued after the Merger. After the Merger and the Split, each certificate which immediately prior to the Merger represented at least 100 shares of Common Stock, until surrendered and exchanged for a new certificate will be deemed for all purposes to evidence ownership of the same number of shares of the Maryland Company. Any stockholder desiring to receive a new certificate bearing the new CUSIP number can do so at any time by contacting the Exchange
Agent at the address set forth above for instructions for surrendering his old certificates.

EFFECT OF CASH OUT.  As of ______________, 1998,
approximately 1,200 record holders of Common Stock, or approximately 59% of the total number of record holders, owned less than 100 shares of Common Stock. Such stockholders owned in the aggregate 36,165 shares, being approximately 1.3% of the outstanding shares of Common
Stock. Based on the average daily closing price per share of the Common Stock on the AMEX for the ten trading days immediately preceding _______, 1998, the Company estimates that cash payments to such holders will total $__________
(______ shares multiplied by an assumed Purchase Price of $_______ per share).

The cost of administering each stockholder's account and the amount of time spent by management of the Company in responding to stockholder requests is the same regardless of the number of shares held in the account.
Accordingly, the cost to the Company of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. Management of the Company believes that it would be beneficial to the Company and its stockholders as a whole to eliminate the administrative burden and costs associated with the accounts containing less than 100 shares of Common Stock.
It is expected that the direct costs of administering stockholder accounts will be reduced by approximately
$________ per year if the Reincorporation is effected.

Since the Company is unable to locate a significant number of its stockholders with small holdings, it believes it would be unable to acquire the shares of such stock-holders by making a tender offer to acquire the shares.
Accordingly, if it is to acquire these shares, the Company believes it must do so by means of the Reincorporation.
Funds otherwise payable to a stockholder who cannot be located will be held by the Company until proper claim therefor is made, subject to applicable escheat laws.

Further, the Reincorporation will enable holders of record of less than 100 shares to dispose of their investment at market value and avoid brokerage fees on the transaction. Stockholders owning a small number of shares would, if they chose to sell their shares otherwise, likely incur brokerage fees disproportionately high relative to the market value of the shares. In some cases, stockholders might encounter difficulty in finding a broker willing to handle such small transactions.

CERTAIN CONSEQUENCES OF THE REINCORPORATION

	In the discussion below, where the context so requires the term "Company" shall mean the Maryland Company following the Reincorporation and the term "Board of Directors" shall mean the Board of Directors of the Maryland Company following the Reincorporation.

MANAGEMENT AFTER THE REINCORPORATION. Immediately after the Reincorporation, the Board of Directors of the Maryland Company (the "Maryland Board of Directors") will be composed of the persons who are Directors of the Company at the time of the Merger. Each will serve as director of the Maryland Company until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

STOCKHOLDER RIGHTS.  Certain differences in
Stockholder rights exist under Delaware General Corporation
Law ("Delaware law") and Maryland General Corporation law
("Maryland law"). These are discussed below under the caption "Comparison of Rights of Stockholders of the Company and Stockholders of the Maryland Company".

NUMBER OF SHARES OF STOCK AUTHORIZED AND OUTSTANDING.
The Company's charter authorizes the Company to issue ten million shares of Common Stock and one million shares of preferred stock, and the charter of the Maryland Company also authorizes the issuance of ten million shares of Common Stock and one million shares of preferred stock.
The number of outstanding shares of Maryland Common Stock following the Reincorporation and Split will equal the number of shares of Common Stock of the Company outstanding immediately prior to the Effective Time less the approximately 36,000 shares held by holders of less than 100 shares. No shares of preferred stock are outstanding.

SECURITIES LAWS.  The Common Stock is registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock of the Maryland
Company will be registered under the Exchange Act.  The
Company has no current intention of terminating such registration to become a "private" company, and after the Reincorporation the Maryland Company will be a publicly held company. It will file with the SEC and provide to its stockholders the same type of information that the Company has previously filed and provided. Continuing shareholders whose stock in the Company is freely tradable will have freely tradable shares of the Maryland Company.
Shareholders holding restricted securities will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject.

FRANCHISE TAX.  The Company is subject to Delaware's
annual franchise tax and for the year ended December 31,
199_, the amount of such tax was $______________.   The
Company anticipates having to pay approximately the same amount of franchise tax each year in the future if it continues as a Delaware corporation. As a Maryland corporation, the Maryland Company would not be subject to any such annual taxes other than the Maryland personal property tax filing fee of $100, provided that Maryland does not alter its current laws.

OPTION PLAN.  The Company's 1992 Stock Option Plan
(the "Plan") will be continued by the Maryland Company following the Reincorporation. Approval of the proposed
Reincorporation will constitute approval of the adoption and assumption of the Plan by the Maryland Company.

OUTSTANDING OPTIONS. All outstanding options and other rights to acquire shares of Common Stock of the Company will be converted into options or rights to acquire shares of the Maryland Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

CONSEQUENCES TO THE COMPANY. The Reincorporation is intended to be tax free under the Internal Revenue Code and no gain or loss will be recognized by the Company or the Maryland Company as a result of it.

CONSEQUENCES TO STOCKHOLDERS WHO RECEIVE NO CASH AND
CONTINUE TO HOLD COMMON STOCK IMMEDIATELY AFTER THE
EFFECTIVENESS OF THE REINCORPORATION. A stockholder who continues to hold Common Stock immediately after the effectiveness of the Reincorporation and who receives no cash pursuant to the Reincorporation (i) will not recognize any gain or loss in the Reincorporation and (ii) will have the same adjusted tax basis and holding period in the Common Stock as he had in the Common Stock immediately prior to the Reincorporation.

CONSEQUENCES TO STOCKHOLDERS WHO RECEIVE CASH OF
PURSUANT TO THE REINCORPORATION. A stockholder who receives cash in lieu of fractional shares in the Reincorporation generally will recognize capital gain or loss in an amount equal to the difference between the cash received in the Reincorporation and his aggregate adjusted tax basis in the shares of Common Stock disposed of.
If a stockholder who receives cash continues to own shares beneficially, but not of record, or is treated under the Internal Revenue Code as constructively owning shares owned by certain related persons or entities, then under some circumstances the full amount of the cash received may be treated as capital gain or ordinary income.

MAXIMUM TAX RATES APPLICABLE TO CAPITAL GAIN. Under the Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon the sale of a capital asset that has been held for more than 18 months will generally be subject to tax at a rate not to exceed 20%.
Net capital gain recognized by an individual from the sale of a capital asset that has been held for more than 12 months but not for more than 18 months will continue to be subject to tax at a rate not to exceed 28%, and capital gain recognized from the sale of a capital asset that has been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporation.
The foregoing is only a summary of certain Federal income tax consequences, and each stockholder is urged to consult his tax advisor as to the particular Federal, state, local and foreign tax consequences to him.

ACCOUNTING TREATMENT OF THE MERGER
Upon the effectiveness of the Merger, the financial accounts of the Maryland Company will become those of the Company as they were immediately before effectiveness, except that they as a result of the Cash Out the Common
Stock account will be charged with the portion of the Cash
Out payment equal to the total par value of the eliminated common Stock and the capital surplus account will be charged with the balance.

APPRAISAL RIGHTS

Delaware law provides that shareholders of a corporation do not have appraisal rights when a corporation whose shares are listed on a national securities exchange merges with a foreign corporation. Consequently, because the Common Stock is listed on the AMEX, appraisal rights are not available to shareholders of the Company with respect to the Reincorporation.

APPROVAL REQUIRED FOR REINCORPORATION

The affirmative vote of a majority of the outstanding
Common Stock entitled to vote on the proposal is required for approval of the Reincorporation. The Reincorporation may be abandoned or the Merger Agreement may be amended
(with certain exceptions), either before or after Stockholder approval has been obtained, if in the opinion of the Board of Directors circumstances arise that make such action advisable.

No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the proposed transaction.


COMPARISON OF RIGHTS OF STOCKHOLDERS OF THE COMPANY AND
STOCKHOLDERS OF THE MARYLAND COMPANY


GENERAL. The Company is organized as a corporation under the laws of the State of Delaware and the Maryland
Company is organized as a corporation under the laws of the State of Maryland. As a Delaware corporation, the Company is subject to Delaware law and, as a Maryland corporation, the Maryland Company is subject to Maryland law. The
Company also is governed by its Certificate of Incorporation (the "Delaware Certificate") and Bylaws (the
"Delaware Bylaws"), which have been adopted pursuant to Delaware law. As a Maryland corporation, the Maryland
Company is governed by Maryland law and by its Articles of Incorporation (the "Maryland Articles") and Bylaws (the
"Maryland Bylaws"). A number of differences between Delaware law and Maryland law and among these various documents are summarized below.

The discussion of the comparative rights of the shareholders of the Company and the stockholders of the Maryland Company as set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and Maryland law and also to the Maryland Articles, Maryland Bylaws, Delaware Certificate and Delaware Bylaws. The Maryland Articles and Maryland
Bylaws will be substantially in the forms attached as Exhibits B and C, respectively, to this Proxy Statement, and the Delaware Certificate and Delaware Bylaws may be obtained from the Company, without charge, by contacting
Michael J. Kroll, Vice President, MATEC Corporation , 75
South Street, Hopkinton, Massachusetts 01748.

     LIMITATION OF LIABILITY. Pursuant to Delaware law and the Delaware Certificate, the liability of directors of the Company to the Company or to any shareholder of the Company for money damages for breach of fiduciary duty has been eliminated, except for (i) breach of the directors' duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividends or redemptions or purchases of stock, or (iv) any transaction from which the directors derived an improper personal benefit. In general, the liability of officers may not be eliminated or limited under Delaware law.

     Pursuant to Maryland law and the Maryland Articles, the liability of directors and officers of the Maryland
Company to the Maryland Company or to any shareholder of the Maryland Company for money damages has been eliminated except for (i) actual receipt of an improper personal benefit in money, property or service and (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

     As a result of the Reincorporation, both directors and officers of the Company may not be liable under Maryland law for certain actions for which they would have otherwise been liable under Delaware law; therefore, the likelihood of payments by the Company pursuant to its indemnification obligations (which are described below) may be reduced.

     There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors or officers is a party in which the rights of the Company or its shareholders would be affected if the Company already were subject to the provisions of Maryland law rather than Delaware law.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS.  The
Delaware Certificate requires the Company, to the fullest extent permitted by Delaware law, to indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Company or, while a director, officer or employee of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by him in connection with such action, suit or proceeding.

     The Maryland Articles authorize the Maryland Company to indemnify its present and former directors and officers, and any former director and officer who served a predecessor of the Maryland Company in such capacity, and to pay or reimburse expenses in advance of the final disposition of a proceeding to the fullest extent permitted from time to time by the laws of Maryland. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act of omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, Maryland law requires the Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the bylaws, and (ii) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. Under Maryland law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. As a result, under Maryland law and the Maryland Articles, the Maryland Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, stockholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the Delaware Certificate or Delaware law.

     Unlike the Delaware Certificate, which specifically sets forth most of the conditions and requirements of indemnification for the Delaware Company without referring to Delaware law, the Maryland Articles define most of the conditions and requirements of indemnification for the Maryland Company by referring to applicable Maryland law;
therefore, the Maryland Company's indemnification obligations may be modified by future changes in law without stockholder action. To protect the Maryland
Company's officers and directors, the Maryland Articles provide that amendment or repeal of the indemnification provision of the Maryland Articles would be effective on a prospective basis only and neither repeal nor modification of such provision would adversely affect rights to indemnification in effect at the time of any act or omission that is the subject of a proceeding against an indemnified person. The indemnification provisions of the Maryland Articles are intended to apply to proceedings arising from acts or omissions occurring before or after their respective adoption or execution. There is presently no pending or already completed litigation nor, to the best knowledge of the Company, is there any threatened litigation to which the expanded nature of the coverage under the indemnity provision of the Maryland Articles would apply.

     Under Delaware law, the termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person is prohibited from being indemnified. Under
Maryland law, such a termination creates a rebuttable presumption that such person is not entitled to indemnification. In addition, Delaware law requires court approval before there may be any indemnification where the person seeking indemnification has been found liable to the corporation. However, indemnification is prohibited under Maryland law if the person seeking indemnification has been found liable to the corporation in a proceeding brought by or in the right of the corporation. In addition, Maryland law provides that a person adjudged liable on the basis that personal benefit was improperly received may not be indemnified by the corporation. Thus, under these circumstances, Maryland law provides indemnification rights that are narrower than under Delaware law.

     Delaware law, Maryland law and the Bylaws of both the Company and the Maryland Company may permit indemnification for liabilities arising under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934
Act"). The Board of Directors has been advised that, in the opinion of the SEC, indemnification for liabilities arising under the 1933 Act or the 1934 Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

     ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS. Under both Delaware law and Maryland law, shareholders may act by written consent in lieu of a shareholder meeting. Delaware law provides that, unless otherwise provided in the certificate of incorporation, any action that may be taken at a shareholder meeting may be taken without a meeting, without prior notice and without a vote, upon the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a shareholder meeting at which all shares entitled to vote were present and voted.
Maryland law provides that any action that may be taken at a stockholder meeting may be taken without a meeting only if, among other things, a unanimous written consent setting forth the matter is signed by each stockholder entitled to vote on the matter.

     Because Maryland law requires the consent of all stockholders entitled to vote for actions to be taken by written consent, it will be extremely unlikely that stockholders of the Maryland Company will be able to take action by written consent.

     INSPECTION OF BOOKS AND RECORDS. Under Delaware law, any shareholder of the Company may examine the list of shareholders and any shareholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to the shareholder's interest as a shareholder. Maryland law provides an absolute right of stockholder inspection for any purpose to individuals who have been stockholders for more than six (6) months and, individually or as a group, own at least five percent (5%) or more of a Maryland corporation's outstanding voting shares. In addition, any stockholder of a Maryland corporation has the right to request the corporation to provide a sworn statement showing all stock and securities issued and all consideration received by the corporation within the preceding twelve (12) months. Thus, stockholders of less than five percent (5%) of the Company's Common Stock will generally not be able to make written demand to inspect the books and records of the Company if the Reincorporation is approved.

     AMENDMENT TO BYLAWS. Under Delaware law, the shareholders may never be divested of the power to adopt, amend or repeal the bylaws. Such power may also be conferred upon the board of directors. Under Maryland law, the exclusive power to adopt, amend or repeal the bylaws may be conferred upon the stockholders, vested exclusively with the board of directors, or shared by both groups.

     Under both the Delaware Bylaws and the Maryland
Bylaws, the bylaws may be altered, amended or repealed, or new bylaws may be adopted by the respective shareholders or by the respective boards of directors.

FILLING VACANCIES ON THE BOARD OF DIRECTORS. Pursuant to Maryland law, unless the charter or bylaws provide otherwise or a classified board system is employed, a majority of the remaining directors, whether or not sufficient to constitute a quorum, may appoint a director to fill a vacancy which results from any cause except an increase in the number of directors, and any vacancy resulting from an increase in the number of directors shall be filled only by a majority vote of the entire board. If the vacancy is caused by removal of a director by the stockholders, the successor director may be elected by the stockholders at the same meeting at which such removal occurs.

     Pursuant to Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office or a sole remaining director (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws. However, Delaware law also provides that if the directors then in office constitute less than a majority of the corporation's board of directors, then, upon application by shareholders representing at least ten (10%) of outstanding shares entitled to vote for such directors, the Court of Chancery may order a shareholder election of directors to be held.

     DIVIDENDS AND OTHER DISTRIBUTIONS.   Under Delaware
law, dividends may be paid out of the surplus of the corporation or, if there is no surplus, out of net profits for the year in which the dividend is declared and/or the preceding fiscal year. Maryland law allows the payment of dividends and redemption of stock unless (i) the corporation would not be able to pay indebtedness that became due in the ordinary course of business or (ii) the corporation's total assets would be less than the sum of the corporation's liabilities plus, unless the charter would provide otherwise, the amount that would be needed upon dissolution to satisfy the preferential rights of those shareholders whose preferential rights upon dissolution are superior to those receiving the distribution.

     SALES AND OTHER TRANSFERS OF ASSETS    Pursuant to
Delaware law, a corporation may sell, lease or exchange all or substantially all of its property and assets, as the board of directors deems expedient and for the best interests of the corporation, if authorized by a resolution adopted by the holders of a majority of the outstanding shares entitled to vote thereon.

     Unlike Delaware law, which requires shareholder approval for any transfer of assets of substantially all of its assets, Maryland law permits a corporation to transfer any or all of its assets to a subsidiary without stockholder approval if one hundred percent (100%) of the equity interests of the subsidiary are owned, directly or indirectly, by the corporation.

     LAWS REGULATING BUSINESS COMBINATIONS. Delaware law requires that a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer, or issuance of reclassification of equity securities (a "business combination") between a corporation and any person who owns fifteen percent (15%) or more of the outstanding voting stock of the corporation may not occur for three (3) years following the date such person became such an interested shareholder unless (i) approved by the board of directors and holders of at least two-thirds (2/3) of the outstanding voting stock (other than shares controlled by the interested shareholder), (ii) the board of directors approved the acquisition of voting stock pursuant to which such person became an interested shareholder, or (iii) an exemption is available.

     Under Maryland law, business combinations between a Maryland corporation and any person who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent (10%) or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Maryland Stockholder") are prohibited for five (5) years after the most recent date on which the Interested Maryland Stockholder became an Interested Maryland Stockholder. Thereafter, unless an exemption is available, Maryland law provides that any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) eighty percent (80%) of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) sixty-six percent
(66%) of the votes entitled to be cast by outstanding voting shares of the corporation other than shares held by the Interested Maryland Stockholder with whom the business combination is to be effected.

     The Maryland business combination statue could have the effect of discouraging offers to acquire the Maryland
Company and of increasing the difficulty of consummating any such offers.

DISSENTERS' RIGHTS.   Under Maryland law, stockholders
have the right to demand and to receive payment of the fair value of their stock in the event of: (a) a merger or consolidation, (b) a share exchange, (c) certain sales of all or substantially all of the assets, (d) a charter amendment altering contract rights of outstanding stock, as expressly set forth in the charter, and substantially adversely affecting the stockholders rights, unless the right to do so is reserved in the charter, or (e) certain business combinations with interested stockholders which are subject to or exempted from Maryland's business combination statute and in connection with the approval of voting rights of certain stockholders under Maryland's control share acquisition statute. However, the right to demand and receive payment of fair value does not apply to stock listed on a national securities exchange.

See "Appraisal Rights" above concerning rights of appraisal in connection with the Reincorporation.

NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK.  The
Delaware Certificate authorizes the issuance of 10,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. The Maryland Articles also authorize the issuance of 10,000,000 shares of Common Stock and 1,000,000 shares of preferred stock.

CLASSIFICATION & RECLASSIFICATION OF UNISSUED STOCK.
Maryland law expressly permits a Maryland corporation's charter to authorize so-called "blank check" stock which permits the Board both to classify and/or reclassify the preferences, conversion rights, voting powers, restrictions, limitations as to dividends, rights regarding redemption and liquidation, and other rights of any shares of unissued stock. If the Board of Directors exercises this power, Articles Supplementary must be filed with SDAT prior to the issuance of such securities. This power can be used not only to classify or initially set the preferences and other terms of preferred stock as under Delaware law, but also to change the terms of unissued common stock or to reclassify unissued common stock as preferred stock, or vice versa.

Delaware law provides for a similar right for a Delaware corporation, but only with respect to classifying
(but not reclassifying) the terms of any class or series of authorized but unissued stock.

Because Maryland law affords greater flexibility in either classifying or reclassifying the terms of any unissued stock than does Delaware law, "blank check" stock of a Maryland corporation can be used as a anti-takeover defense since it enables the corporation to issue additional shares with supervoting or other enhanced rights.

     VALIDITY OF THE MARYLAND COMPANY STOCK.

     The validity of the Maryland Company Stock will be passed upon for the Maryland Company by Whiteford, Taylor &
Preston L.L.P., Seven Saint Paul Street, Baltimore,
Maryland 21202-1626.

     POSSIBLE DISADVANTAGES.

     Despite the belief of the Company's Board of Directors that the Reincorporation Proposal is in the best interests of the Company and its shareholders, shareholders should be aware that Maryland law has generally not received the same extent of scrutiny and interpretation by the courts as has Delaware law. Although the corporate law of other states such as Maryland's has been updated in a number of significant respects recently to make it an attractive alternative site for incorporation, Delaware law is still widely regarded as the most extensive and well-defined body of corporate law in the United States. Because of Delaware's prominence as a state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and willingness to act quickly and effectively to meet changing business needs. Furthermore Delaware corporations are often guided by the extensive body of court decisions interpreting
Delaware's corporate law.

     Maryland law is a modern corporation statute, which was significantly updated in 1975, and has been further amended in a number of significant respects to date. The
Company's Board of Directors believes that Maryland law, as supplemented by its legislative history, will provide MATEC
Corporation with a comprehensive and flexible legal structure under which to operate. Furthermore, Maryland courts have referred to the analysis of the Delaware courts in addressing issues raised by similar provisions of Maryland law and Delaware law.


   RECOMMENDATION OF THE BOARD OF DIRECTORS.

    The Board believes that the Reincorporation proposal is in the best interests of the Company and it Stockholders and therefore recommends Stockholders vote FOR approval of the proposal.

A vote FOR the Reincorporation will constitute approval of (i) the change in the Company's state of incorporation through a merger of the Company into the Maryland Company,
(ii) the Maryland Articles, [(iii) the Maryland ByLaws,] and
(iv) all other aspects of the Reincorporation.


OTHER MATTERS


     The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. If other matters properly come before the meeting, the persons named on the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

   AUDIT AND RELATED MATTERS

          The Board of Directors has selected Deloitte &
Touche, independent certified public accountants, as auditors of the Corporation for 1998.

          The consolidated financial statements of the Corporation and its subsidiaries included in the Annual
Report to Stockholders for the fiscal year ended December
31, 1997 were examined by Deloitte & Touche.
Representatives of Deloitte & Touche are expected to attend the meeting with the opportunity to make a statement if they desire. It is expected that such representatives will be available to respond to appropriate questions from stockholders.

   ADDITIONAL INFORMATION

          The cost of solicitation of Proxies will be borne by the Corporation. If necessary to insure satisfactory representation at this meeting, Proxies may be solicited to a limited extent by telephone or personal interview by officers and employees of the Corporation.
Such solicitation will be without cost to the Corporation, except for actual out-of-pocket communication charges.
Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefore will be reimbursed by the Corporation.

   STOCKHOLDER'S PROPOSALS

          From time to time, stockholders present
proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1999 annual meeting must be received by the Corporation no later than _____________, 1998.


                              	JOHN J. MCARDLE III
                                        SECRETARY



______________, 1998


          UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER OF
THE CORPORATION, THE CORPORATION WILL PROVIDE TO SUCH
STOCKHOLDER A COPY OF THE CORPORATION'S ANNUAL REPORT ON
FORM 10-K FOR 1997, INCLUDING THE FINANCIAL STATEMENTS AND
THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ANY SUCH REQUEST SHOULD BE DIRECTED
TO SECRETARY, MATEC CORPORATION, 75 SOUTH STREET,
HOPKINTON, MASSACHUSETTS 01748.  THERE WILL BE NO CHARGE
FOR SUCH REPORT UNLESS ONE OR MORE EXHIBITS THERETO ARE
REQUESTED, IN WHICH CASE THE CORPORATION'S REASONABLE
EXPENSES OF FURNISHING SUCH EXHIBITS MAY BE CHARGED.

          ALL STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND
MAIL THE ENCLOSED PROXY PROMPTLY WHETHER OR NOT YOU EXPECT
TO ATTEND THE MEETING.  IF YOU ARE MAILING YOUR PROXY,
KINDLY DO SO SUFFICIENTLY IN ADVANCE OF THE MEETING DATE SO
THAT IT WILL BE RECEIVED IN TIME TO BE COUNTED AT THE
MEETING.

                         EXHIBIT A

                     AGREEMENT OF MERGER
                             AND
                      RECAPITALIZATION


          THIS AGREEMENT (the "Agreement"), dated as of
____________________, 1998, is by and between MATEC
Corporation, a Delaware corporation (the "Company"), and
[MATEC of Maryland Inc.], a Maryland corporation (the
"Maryland Company").

                          RECITALS

          WHEREAS, the Board of Directors of the Company and the Board of Directors of the Maryland Company each have determined that it is in the best interest of their respective shareholders to effect the merger provided for herein and thereafter to effect the recapitalization of the Maryland Company provided for herein, all upon the terms and subject to the conditions set forth therein,

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto adopt the plan or reorganization encompassed by this agreement and agree as follows:

                          ARTICLE I

            THE MERGER; CLOSING; EFFECTIVE TIME

          1.1	The Merger.	Subject to the terms and
conditions of this Agreement, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into the Maryland Company and the separate corporate existence of the Company shall thereupon cease (the
"Merger"). To the extent the Merger constitutes a transaction for federal income tax purposes, the parties intend that the Merger qualify as a reorganization described in Section 368(a)(1)(F) of the Internal Revenue
Code of 1986, as amended. The Maryland Company (sometimes hereinafter referred to as the "Surviving Entity") shall be the surviving entity in the Merger and shall continue to be governed by the laws of the State of Maryland, and its separate existence with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL"" and the Maryland General Corporation Law (the "MGCL").

          1.2	Effective Time.	Promptly after the
conditions set forth in Section 6.1 shall be fulfilled, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII, the Company and the Maryland Company shall cause a Certificate of Merger (the
"Certificate of Merger") to be executed and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL and Articles of Merger (the "Articles of Merger") to be executed and filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 3-107 of the MGCL. The Merger shall become effective at 6:00 P.M. Eastern Time on __________,
1998 (the "Effective Time"), but only if prior to that date such Certificate of Merger and Articles of Merger have been so filed.

                         ARTICLE II

            ARTICLES OF INCORPORATION AND BYLAWS
                OF THE SURVIVING CORPORATION

          2.1	Articles of Incorporation.	The Articles
of Incorporation of the Maryland Company in effect at the effective Time, as amended by this Agreement, shall be the Articles of Incorporation of the Surviving Entity, until duly amended in accordance with the MGCL.

          2.2	The Bylaws.	The Bylaws of the Maryland
Company in effect at the Effective Time shall be the Bylaws of the Surviving Entity, until duly amended in accordance with the terms thereof and the MGCL.

                        ARTICLE III

                  DIRECTORS AND OFFICERS
               OF THE SURVIVING CORPORATION

          3.1	Directors and Officers.	The directors and
officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Articles of Incorporation and Bylaws.

                         ARTICLE IV

            EFFECT OF THE MERGER ON CAPITAL STOCK

          4.1	Effect on Capital Stock.	At the Effective
Time, by virtue of the Merger and without any action on the part of any holder of capital stock of the Company:

          	(a)	Except as provided in (b) below, each
share of the common stock, par value $0.05 per share, of the Company ("Company Stock") issued prior to the Effective Time (including treasury shares) and not theretofore retired shall be converted into 1/100th of one validly issued, fully paid and nonassessable share of common stock, par value $0.05 per share, of the Maryland Company
("Maryland Company Stock").

          	(b)	Stockholders holding less than 100
shares of Company Stock of record immediately prior to the Effective Time ("Fractional Holders") shall not receive or be entitled to any fractional shares of Maryland Company
Stock and, except as set forth in the immediately following sentence, shall not have any rights as a stockholder of the Surviving Entity. In lieu of all other rights, Fractional
Holders shall be entitled to receive, upon surrender of the certificate or certificates evidencing their shares of Company Stock, the cash value of such shares based on the average daily closing price per share of the Company Stock on the American Stock Exchange for the 10 trading days immediately preceding the Effective Time, without interest.

          	(c)	Each issued certificate which
immediately prior to the Effective Time represented at least 100 shares of Company Stock shall, from and after the Effective Time and the effectiveness of the amendment of the Articles of Incorporation of the Maryland Company referred to in Section 6.1(c) (the "Split"), be deemed for all purposes to evidence ownership of and represent the number of shares of Maryland Company Stock which the shares of Company Stock represented by such certificates have become as a result of the Merger and the Split, and shall be so registered on the books and records of the Maryland
Company and its transfer agent.

          	(d)	Each option or other right to purchase
or otherwise acquire shares of Company Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and the Split and without any action on the part of the holder of such option or right, be converted into and become an option or right to purchase or otherwise acquire the same number of shares of Maryland Company Stock at the same price per share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the Effective Time.

          	(e) Each share of the Maryland Company Stock outstanding immediately prior to the Effective Time shall be canceled and retired, without payment of any consideration therefor, and resume the status of an authorized and unissued share of Maryland Company Stock.

                         ARTICLE V

                         COVENANTS

          5.1	Stock Exchange Listing.	The Maryland
Company shall use its best efforts to cause the Maryland
Company Stock to be issued in the Merger and Split to be approved for listing on the American Stock Exchange, Inc.
(AMEX) prior to the Effective Time subject to official notice of issuance.

                         ARTICLE VI

                         CONDITIONS

          6.1	Conditions to Each Party's Obligation to
Effect the Merger.	The respective obligations of the
Maryland Company and the Company to consummate the Merger are subject to the fulfillment of each of the following conditions:

          	(a)	Shareholder Approval.	This Agreement
shall have been duly approved by the holders of a majority of the outstanding shares of Company Stock.

          	(b)	AMEX Listing.	The Maryland Company
Stock issuable pursuant to this Agreement shall have been approved for listing on AMEX upon official notice of issuance.

          	(c)	The Articles of Incorporation of the
Maryland Company shall have been amended by adding a Paragraph (c) thereto providing as follows:

          "(c)  Effective one hour after the
          merger of MATEC Corporation (a Delaware
          corporation) with and into this corporation shall become effective, each issued share of the common stock par value $0.05 per share
          (including treasury shares), of this
          corporation and each fraction thereof is reclassified and converted into multiple shares on the basis of 100 shares for each one share."

                        ARTICLE VII

                        TERMINATION

          7.1	Termination by Mutual Consent.	This
Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Company Stock, by the mutual consent of the Board of Directors of the Company and the Board of Directors of the Maryland Company

          7.2	Effect of Termination and Abandonment.	In
the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VII, no party hereto
(or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement.

                        ARTICLE VIII

           AMENDMENT OF ARTICLES OF INCORPORATION

          Name Change.	At the Effective Time, Article II
of the Articles of Incorporation of the Maryland Company shall be amended to provide as follows:

          "The name of the corporation shall be MATEC
Corporation."

                         ARTICLE IX

                  MISCELLANEOUS AND GENERAL

          9.1	Modification or Amendment.	Subject to the
applicable provisions of the DGCL and the MGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

          9.2	Waiver of Conditions.	The conditions to
each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

          9.3	Counterparts.	For the convenience of the
parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          9.4	Headings.	The Article, Section and paragraph
headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          	IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                        MATEC CORPORATION


ATTEST:                    By:
                              _____________________________
                         	    (Name)
                         	    (Title)

                       MATEC OF MARYLAND, INC.


ATTEST:                    By:
                              _____________________________
                         	    (Name)
                         	    (Title)

                         EXHIBIT B

                ARTICLES OF INCORPORATION
                            OF
                  MATEC OF MARYLAND, INC.



          THE UNDERSIGNED, ____________________, whose
mailing address is ________________________________, being
at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.


          FIRST:  The name of the corporation (the
"Corporation") is MATEC of Maryland, Inc..

          SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law as now or hereafter in force.

          THIRD: The address of the Corporation's principal office is 75 South Street, Hopkinton,
Massachusetts 01748. The address of the Corporation's principal office and registered office in the State of Maryland is c/o Harbor City Research, Inc., 201 East
Baltimore Street, Suite 630, Baltimore, Maryland 21202.
The name of its registered agent at that office is National
Corporation Research, Ltd.

          FOURTH: (a) The total number of shares of capital stock which the Corporation has authority to issue is Eleven Million 11,000,000) shares, consisting of ten million (10,000,000) shares of common stock, par value $.05 per share, and One Million (1,000,000) shares of series preferred stock, par value ($.10) per share. The aggregate par value of all authorized shares having a par value is Six Hundred Thousand dollars ($600,000).

(b) The following is a description of each class of stock of the Corporation, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:

     1.	 Common Stock.  Subject to the rights of
     holders of any series of preferred stock established pursuant to paragraph 2 of this Article SIXTH, each share of common stock shall entitle the holder to one
     (1) vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Board of Directors in accordance with the Maryland
     General Corporation Law ("MGCL") and to all rights of a stockholder pursuant to the MGCL. The common stock shall have no preferences or preemptive, conversion or exchange rights. The Board of Directors may classify or reclassify any unissued shares of common stock from time to time by setting or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption.

     2.	Series Preferred Stock.  The Board of
     Directors shall have the power from time to time to classify or reclassify, in one (1) or more series, any unissued shares of series preferred stock by setting or changing the number of shares constituting such series and the designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such shares and, in such event, the Corporation shall file for record with the State Department of Assessments and Taxation of Maryland ("SDAT") Articles
     Supplementary in substance and form as prescribed from time to time by the MGCL.

          FIFTH: No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Common Stock or any class of capital stock of the Corporation that the Corporation may issue or sell.

          SIXTH: The number of directors that will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws but shall in no event be less than three nor more than fifteen. The names of the directors who will serve until the first annual meeting or until their successors are chosen and qualify are ____________________________________________________.

          SEVENTH:  The Board of Directors of the
Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

          EIGHTH: The liability of the directors and officers of the Corporation to the Corporation and its shareholders for money damages is hereby limited to the fullest extent permitted by the laws of the State of Maryland now or hereafter in force. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

          NINTH:  The Corporation shall indemnify
directors, officers, agents and employees as follows: (a) the Corporation shall indemnify its directors and officers, whether serving the Corporation, any predecessor of the Corporation, or at the Corporation's request any other entity, to the fullest extent required or permitted by the laws of the State of Maryland now or hereafter in force, and (b) the Corporation shall indemnify other employees and agents, whether serving the Corporation, any predecessor of the Corporation, or at the Corporation's request any other entity, to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the heirs, executors and administrators of such a person. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          TENTH: Notwithstanding any provision of the General Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon, such action shall, except as otherwise provided in these Articles of Incorporation, be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

          ELEVENTH: Pursuant to the express grant of authority contained in MGCL Sections 3-702(b) and 2-104(b), the control share acquisition provisions of Title 3, Subtitle 7 of the MGCL shall not apply with respect to the voting or any other rights of any shares of the Corporation's capital stock of every nature, kind and description whatsoever acquired or otherwise held by any entity, individual or any other person at anytime whatsoever and the acquisition of said shares by any such person or entity, as aforesaid, is hereby generally approved in all respects; provided that, this election shall be effective only for so long as the provisions of this Article ELEVENTH remain in full force and effect and the Corporation expressly reserves the right to amend, repeal or otherwise alter the same at anytime, in whole or in part, in accordance with the MGCL and the Corporation's Articles of Incorporation and By-Laws, as the same may be amended, supplemented and in effect from time to time.

          TWELFTH: The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation in any manner permitted by Maryland law, including any amendment changing the terms or contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise, upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereon voting together as a single class.

          THIRTEENTH: The duration of the Corporation shall be perpetual.

          IN WITNESS WHEREOF, the undersigned incorporator of the Corporation who executed the foregoing Articles of Incorporation hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

          Dated the      day of April, 1998.




                    	________________________

                         Exhibit C


                     MATEC Corporation

                          By-Laws

                         ARTICLE I
                          OFFICES


Section 1.  Offices.  The Corporation shall
maintain a registered office in Maryland. The Corporation may maintain such other offices and keep its books, documents and records at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

                         ARTICLE II
                        STOCKHOLDERS


Section 2.  Annual Meetings.  Annual meetings of
stockholders shall be held on the last Wednesday in April, in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, or on such other day as shall be fixed by the Board of Directors and stated in the notice of the meeting, when stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. The annual meeting shall be held at a time determined by the Board of Directors and stated in the notice of the meeting.

Section 3.  Notice of Annual Meeting.  Written or
printed notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, by mail, by or at the direction of the chief executive officer, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting.

Section 4.  Special Meetings.  Special meetings
of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the chief executive officer or the Board of Directors. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 5.  Notice of Special Meetings.  Written
or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, by mail, by or at the direction of the chief executive officer, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. The notice shall also indicate that it is being issued by, or at the direction of, the person calling the meeting.

Section 6.  Quorum.  The holders of a majority of
the shares issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 7.  Voting.  At any meeting of
stockholders each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. All elections shall be determined by plurality vote, and except as otherwise provided by statute or in the Articles of Incorporation, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such matters.

Section 8.  Inspectors of Election.  The Board of
Directors in advance of any meeting of stockholders may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a meeting of stockholders may, and, on the request of any stockholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.
Each inspector, before entering upon the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 9.  List of Stockholders.  A list of
stockholders as of the record date, certified by the officer of the Corporation responsible for its preparation or by the transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

                        ARTICLE III
                         DIRECTORS


Section 1.  Number, Qualification and Term.  The
property and business of the Corporation shall be managed by its Board of Directors consisting of not less than Five
(5) nor more than Thirteen (13) persons. The number of directors constituting the entire Board shall be Six (6);
provided, however, that from time to time, such number may be decreased to not less than Five (5) or increased to not more than Thirteen (13) persons by amendment of this section of the By-laws by a majority of the entire Board of Directors. Directors need not be stockholders. They shall be elected at the Annual Meeting of Stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify.

Section 2.  Removal.  Any or all of the directors
may be removed for cause at any time by the vote of the stockholders.

Section 3.  Vacancies.  Newly created
directorships resulting from an increase in the Board of Directors and all vacancies occurring in the Board of Directors, except vacancies caused by removal without cause, may be filled by a majority vote of the directors then in office, though less than a quorum exists. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.
A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of stockholders and until his successor shall have been elected and qualified.

Section 4.  Additional Powers.  In addition to
the powers and authorities by these By-Laws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                         ARTICLE IV
             MEETINGS OF THE BOARD OF DIRECTORS


Section 1.  Place.  Meetings of the Board of
Directors, regular or special, may be held either within or without the State of Maryland.

Section 2.  First Meeting.  The first meeting of
each newly elected Board of Directors shall be held immediately after the annual meeting of stockholders at the same place as such meeting is held and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting provided a quorum shall be present, or it may convene at such place and time as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice thereof.

Section 3.  Regular Meetings.  Regular meetings
of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

Section 4.  Special Meetings.  Special meetings
of the Board of Directors may be called by the chief executive officer on written notice to each director, deposited in the United States mail no later than the third calendar day preceding the meeting date or delivered by hand or to the telegraph company no later than the first calendar day preceding the meeting date; special meetings shall be called by the chief executive officer or Secretary in like manner and on like notice on the written request of two directors.

Section 5.  Quorum.  A majority of the entire
Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Articles of Incorporation.
The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the Articles of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time. Notice of any such adjournment shall be given to any director who was not present at the time of such adjournment and unless announced at the meeting to the other directors.

Section 6.  Consent in Lieu of Meeting.  Any
action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 7.  Telephone Participation at Meetings.
Any one or more of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at a meeting.

                          ARTICLE V
                         COMMITTEES


Section 1.  Committees.  The Board of Directors,
by resolution adopted by a majority of the entire board, may designate, from among its members, an executive committee and other committees consisting of three or more directors, which, to the extent provided in the resolution, shall have all the authority of the Board, except as otherwise required by law. Vacancies in the membership of such committees shall be filled by the Board of Directors at a regular or special meeting. Such committees shall keep regular minutes of its proceedings and report the same to the Board when required.

Subject to the provisions of these By-Laws, the executive committee and each other committee shall fix its own rules of procedure and shall meet at provided by such rules or by resolution of the Board of Directors and it shall also meet at the call of the Chairman of the Board or President of the Corporation or any two members of such committee. A majority of the executive committee and of each other committee shall constitute a quorum for the transaction of business and the vote of a majority of the members of such committee present at any meeting at which there is a quorum shall be the act of such committee.

                         ARTICLE VI
                          NOTICES


Section 1.  Form; Delivery.  Whenever, under the
provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by hand delivery, effective upon such delivery, or by telegram which notice shall be deemed to have been given when delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 2.  Waiver of Notice.  Whenever any
notice is required to be given under the provisions of any statute or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting, the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.

                        ARTICLE VII
                    OFFICERS AND AGENTS


Section 1.  Officers.  The officers of the
Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Vice-
President, a Secretary and a Treasurer.  The Board of
Directors may also choose additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers.

Section 2.  Election.  The Board of Directors at
its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer. Any two or more offices may be held by the same person.

Section 3.  Additional Officers and Agents.  The
Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.  Compensation.  The salaries of all
officers of the Corporation shall be fixed by the Board of Directors and the compensation of employees and agents shall be so fixed or shall be fixed by officers thereunto duly authorized.

Section 5.  Term of Office; Removal.  The
officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed at any time with or without cause by the Board.
Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 6.  Powers and Duties of the Chairman of
the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board and all meetings of the stockholders at which he shall be present and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors.

Section 7.  Powers and Duties of the President.
The President shall be the Chief Executive Officer of the Corporation, and shall have the general management and superintendence of the affairs of the Corporation, subject, however, to the control of the Board of Directors; and in all cases where, and to the extent that, the duties of the other officers of the Corporation are not specifically prescribed by By-Laws or rules or regulations of the Board of Directors, the President may prescribe such duties. He shall have general and active supervision over the property, business and affairs of the Corporation and may sign, execute, and deliver in the name of the Corporation deeds, mortgages, bonds, contracts, powers of attorney, and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed, and may exercise any and all powers and perform any and all duties relating to such supervision, or which are imposed upon him by the By-
Laws, or by the Board of Directors.

Subject to such limitations as the Board of Directors may from time to time prescribe, the Chief
Executive Officer shall have power to appoint and to dismiss all such agents and employees of the Corporation who are not officers thereof (including any appointed by the Board) as he may deem proper, and to prescribe their duties, and subject to like limitations, delegate to other officers of the Corporation any other of the powers and duties conferred upon him by the By-Laws or by the Board of Directors.

Section 8.  Powers and Duties of the Vice
President. The Vice-President shall perform the duties as may be prescribed by the Board of Directors and subject to the chief executive officer.

Section 9.  Powers and Duties of the Secretary.
The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the Board when required. He shall cause to be given notice of all meetings of stockholders and directors and shall perform such other duties as pertain to his office. He shall keep in safe custody the seal of the Corporation and when authorized by the Board of Directors, affix it when required to any instrument.

Section 10.  Powers and Duties of the Treasurer.
The Treasurer shall have the custody of all the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chief executive officer and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Corporation.


Section 11.  Powers and Duties of Other Officers.
All other officers shall have such duties and exercise such powers as generally pertain to their respective offices and all officers shall have such other duties and exercise such other powers as from time to time may be prescribed by the chief executive officer or the Board of Directors.

                        ARTICLE VIII
                           SHARES


Section 1.  Form; Signature.  The shares of the
Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant
Treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2.  Lost Certificates.  The Board of
Directors may authorize the officers or agents of the Corporation to issue a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 3.  Transfer of Shares.  Upon surrender
to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

Section 4.  Fixing Record Date.  For the purpose
of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date at the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any other action.
When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

Section 5.  Registered Stockholders.  The
Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                         ARTICLE IX
                     GENERAL PROVISIONS


Section 1.  Dividends.  Subject to the provisions
of law and of the Certificate of Incorporation relating thereto, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, the Corporation's bonds or its property, including the shares or bonds of other corporations, subject to any provisions of law and of the Certificate of Incorporation.

Section 2.  Reserves.  Before payment of any
dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.  Checks.  All checks or demands for
money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.  Fiscal Year.  The fiscal year of the
Corporation shall begin on January 1st and end on December
31st of each year, unless otherwise provided by the Board of Directors.

Section 5.  Seal.  The corporate seal shall have
inscribed thereon the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE".
This seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                         ARTICLE X
                         AMENDMENTS


Section 1.  Amendments.  These By-Laws may be
amended or added to or any part thereof repealed by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at any meeting of stockholders, the notice of which meeting includes notice of the proposed amendment, addition or repeal; or the affirmative vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, at any meeting of the Board of Directors, the notice of which meeting includes notice of the proposed amendment, addition or repeal, unless all members of the Board of Directors are present at such meeting or unless such notice be waived, in a writing, setting forth the proposed amendment, addition or repeal and signed by the director entitled to such notice.

           CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                (AS PERMITTED BY RULE 14a-6(e)(2))


                         MATEC CORPORATION

Proxy Solicited by the Board Of Directors for Special in Lieu of
                  Annual Meeting on May 28, 1998


          The undersigned hereby constitutes and appoints TED VALPEY, JR. and MICHAEL J. KROLL, any one of whom is authorized to act singly, attorneys and proxies with full power of substitution according to the number of shares of Common Stock of MATEC Corporation which the undersigned may be entitled to vote and with all powers which the undersigned would possess if personally present at the Special In Lieu of Annual Meeting of its stockholders to be held on May 28, 1998, at the offices of the Company, 75 South Street, Hopkinton, Massachusetts 01748, and at any adjournment thereof, on matters properly coming before the Meeting. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote on the proposal set forth below and described in the Proxy Statement dated April __, 1998.

          The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated
April __, 1998.

           UNLESS OTHERWISE SPECIFIED IN THE SPACE PROVIDED, THE
UNDERSIGNED'S VOTE IS TO BE CAST "FOR" THE ELECTION AS DIRECTORS
OF THE PERSONS NAMED IN THE PROXY STATEMENT DATED APRIL __,
1998.

     (x)  Please mark votes
          as in this example.

      PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

A vote "FOR" Items 1 and 2 is recommended by the Board of Directors.

1.   The election of six directors.

Nominees:  Eli Fleisher, Lawrence Holsborg, John J. McArdle III,
Robert W. Muir, Jr., Joseph W. Tiberio, Ted Valpey, Jr.

     ( ) FOR     ( ) WITHHELD

     ( )________________________________________
        For all nominees except as noted above

2.   Proposal to reincorporate the Company in Maryland.

     ( ) FOR     ( ) AGAINST     ( ) ABSTAIN

                                         Mark Here for Address
                                         Change and Note at Left

                       IMPORTANT: In signing this Proxy, please sign your name or names on the signature lines below in the exact form appearing on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT TENANT MUST SIGN.

                       Signature: _______________ Date ________


                       Signature: _______________ Date ________